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                                                                    EXHIBIT 23.2
                                                                    ------------



              CONSENT OF INDEPENDENT CERTIFED PUBLIC ACCOUNTANTS
              --------------------------------------------------

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 12, 1998 relating to the consolidated financial statements of Diagnostic Health Services, Inc. ("DHS") and its subsidiaries (collectively, the "Company") which appears at page F-2 of DHS' Annual Report on Form 10-KSB for the year ended December 31, 1997, and our reports dated June 16, 1997 and June 19, 1997 appearing in DHS' Current Reports on Form 8-K/A filed on June 20, 1997 and July 1, 1997, respectively. We also consent to the reference to us under the caption "Experts" in such Prospectus.


/s/Simonton, Kutac & Barnidge, L.L.P.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas
April 17, 1998